UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010
(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure.

Progress Energy, Inc. (the “Company”) management will meet with investors at the 2010 Citi Power, Gas, Coal and Alternative Energy Conference in Washington, D.C., on June 7-8, 2010. During the course of the conference, management will discuss the Company’s business strategy and operations, as well as reaffirm its 2010 ongoing earnings guidance range of $2.85 to $3.05 per share.

The ongoing earnings guidance excludes the impact, if any, from discontinued operations and the effects of tax levelization, CVO market-to-market adjustment, and the change in the tax treatment of the Medicare Part D subsidy. The Company is not able to provide a corresponding GAAP equivalent for the 2010 earnings guidance due to the uncertain nature and amount of these adjustments. The Company’s management uses ongoing earnings per share to evaluate the operations of the Company and to establish goals for management and employees. Management believes this non-GAAP measure is appropriate for understanding the business and assessing our potential future performance, because excluded items are limited to those that we believe are not representative of our fundamental core earnings.

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The matters discussed in this report involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Examples of factors that you should consider with respect to any forward-looking statements made throughout this document include, but are not limited to, the following: the impact of fluid and complex laws and regulations, including those relating to the environment and energy policy; our ability to recover eligible costs and earn an adequate return on investment through the regulatory process; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on our facilities and businesses from a terrorist attack; the ability to meet the anticipated future need for additional baseload generation and associated transmission facilities in our regulated service territories and the accompanying regulatory and financial risks; our ability to meet current and future renewable energy requirements; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the financial resources and capital needed to comply with environmental laws and regulations; risks associated with climate change; weather and drought conditions that directly influence the production, delivery and demand for electricity; recurring seasonal fluctuations in demand for electricity; the ability to recover in a timely manner, if at all, costs associated with future significant weather events through the regulatory process; fluctuations in the price of energy commodities and purchased power and our ability to recover such costs through the regulatory process; our ability to control costs, including operations and maintenance expense (O&M) and large construction projects; the ability of our subsidiaries to pay upstream dividends or distributions to the Company; current economic conditions; the ability to successfully access capital markets on favorable terms; the stability of commercial credit markets and our access to short- and long-term credit; the impact that increases in leverage or reductions in cash flow may have on us; our ability to maintain our current credit ratings and the impacts in the event our credit ratings are downgraded; the investment performance of our nuclear decommissioning trust (NDT) funds; the investment performance of the assets of our pension and benefit plans and resulting impact on future funding requirements; the impact of potential goodwill impairments; our ability to fully utilize tax credits generated from the previous production and sale of qualifying synthetic fuels under Internal Revenue Code Section 29/45K (Section 29/45K); and the outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements. Many of these risks similarly impact our nonreporting subsidiaries. These and other risk factors are detailed from time to time in our filings with the Securities and Exchange Commission.  All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.

Any forward-looking statement is based on information current as of the date of this report and speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ Holly H. Wenger
Holly H. Wenger
Assistant Secretary

Date: June 3, 2010